Exhibit (a)(1)(iii)
TARRAGON CORPORATION
Offer to Convert
Any and All Outstanding
8.00% Senior Convertible Notes due 2009
to Shares of Common Stock
Pursuant to the Amended and Restated Offering Circular dated August 9, 2005
CUSIP No. 876287 AC 7
CUSIP No. 876287 AE 3
NOTICE OF GUARANTEED DELIVERY
     This Notice of Guaranteed Delivery, or one substantially equivalent to this form relating to guaranteed delivery, must be used by registered holders of outstanding 8.00% Senior Convertible Notes due 2009 (the “Convertible Notes”) of Tarragon Corporation, a Nevada corporation (the “Company”), who wish to tender their Convertible Notes pursuant to the offer to convert described in the amended and restated offering circular dated August 9, 2005 (as the same may be amended or supplemented from time to time, the “Offering Circular”) and (i) whose certificates for the Convertible Notes are not immediately available or (ii) who cannot deliver their certificates for the Convertible Notes or complete the procedure for book-entry transfer through Deposit Withdrawal at Custodian (“DWAC Withdrawal”) or deliver any other documents required by the Letter of Transmittal to U.S. Bank National Association (the “Conversion Agent”) prior to 5:00 p.m., New York City time on August 23, 2005 (such date and time as it may be extended, the “Expiration Date”), unless extended or earlier terminated by the Company.
     This Notice of Guaranteed Delivery, or one substantially equivalent to this form, must be delivered by hand or sent by facsimile transmission or mail to the Conversion Agent, and must be received by the Conversion Agent prior to the Expiration Date. See “The Offer to Convert — Procedures for Tendering Convertible Notes” in the Offering Circular.
     THE ELIGIBLE INSTITUTION WHICH COMPLETES THIS FORM MUST COMMUNICATE THE GUARANTEE TO THE CONVERSION AGENT AND MUST DELIVER THE LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS TO THE CONVERSION AGENT AND EITHER (I) MUST DELIVER THE CONVERTIBLE NOTES TO THE CONVERSION AGENT OR (II) COMPLY WITH THE PROCEDURES FOR BOOK-ENTRY TRANSFER THROUGH DWAC WITHDRAWAL WITHIN THE TIME SHOWN HEREIN. FAILURE TO DO SO COULD RESULT IN A FINANCIAL LOSS TO SUCH ELIGIBLE INSTITUTION.
The Conversion Agent for the Offer to Convert is:
U.S. BANK NATIONAL ASSOCIATION

By Registered or Certified Mail:	By Regular Mail or Overnight Carrier:	In Person By Hand Only:
U.S. Bank National Association EP-MN-WS2N 60 Livingston Avenue St. Paul, MN 55107 Attn: Specialized Finance Dept. By Facsimile : (651) 495-8158	U.S. Bank National Association EP-MN-WS2N 60 Livingston Avenue St. Paul, MN 55107 Attn: Specialized Finance Dept.	U.S. Bank National Association EP-MN-WS2N 60 Livingston Avenue St. Paul, MN 55107 Attn: Specialized Finance Dept. To Confirm by Telephone: (800) 934-6802
     DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF THIS NOTICE OF GUARANTEED DELIVERY VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.
     THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

Ladies and Gentlemen:
     The undersigned hereby tenders to Tarragon Corporation, upon the terms and subject to the conditions set forth in the Offering Circular and the accompanying Letter of Transmittal (which together constitute the “Offer to Convert”), receipt of which is hereby acknowledged, the principal amount of the Convertible Notes of Tarragon Corporation noted below, pursuant to the guaranteed delivery procedure set forth in the Offering Circular.
     The undersigned understands that tenders of the Convertible Notes will be accepted only in principal amounts equal to $1,000 or integral multiples thereof. The undersigned also understands that tenders of the Convertible Notes pursuant to the Offer to Convert may be withdrawn at any time prior to the Expiration Date. For a withdrawal of a tender of Outstanding Notes to be effective, it must be made in accordance with the procedures set forth in the Offering Circular under “The Offer to Convert — Withdrawal Rights.”
     The undersigned understands that the conversion of any Convertible Notes will be made only after timely receipt by the Conversion Agent of the properly completed and executed letter of transmittal and all other required documents and receipt of the tendered convertible notes in proper form for transfer or confirmation of a book-entry transfer of such convertible notes through DWAC Withdrawal, within three business days after the date of delivery of this Notice of Guaranteed Delivery.
     All authority herein conferred or agreed to be conferred by this notice of guaranteed delivery shall not be affected by, and shall survive, the death or incapacity of the undersigned, and every obligation of the undersigned under this notice of guaranteed delivery shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned.

PRINCIPAL AMOUNT OF CONVERTIBLE NOTES*	SIGNATURE(S)
CERTIFICATE NOS. (IF AVAILABLE)	NAME(S) (PLEASE PRINT)
If Convertible Notes will be tendered by book entry transfer through DWAC Withdrawal:

(ADDRESS)

(AREA CODE AND TELEPHONE NUMBER)
Account No. at The Depository Trust Company:
Dated: ___________________, 2005
DO NOT SEND CONVERTIBLE NOTES WITH THIS FORM. YOUR CONVERTIBLE NOTES MUST BE SENT TO THE CONVERSION AGENT OR YOU MUST COMPLY WITH THE PROCEDURES FOR BOOK-ENTRY TRANSFER THROUGH DWAC WITHDRAWAL, AND YOU MUST SEND A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL TO THE CONVERSION AGENT.

*	Must be in integral multiples of $1,000.

GUARANTEE
(NOT TO BE USED FOR SIGNATURE GUARANTEE)
     The undersigned, a firm that is a member of a registered national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States which is a participant in an approved Signature Guarantee Medallion Program, guarantees (a) that the above-named person(s) has a net long position in the Convertible Notes being tendered within the meaning of Rule 14e-4 promulgated under the Securities Act of 1934, as amended, (b) that such tender of the Convertible Notes complies with Rule 14e-4 and (c) that it will deliver to the Conversion Agent at one of its addresses set forth above the Convertible Notes tendered hereby, in proper form for transfer, or a confirmation of the book-entry transfer through DWAC Withdrawal, together with a properly completed and duly executed Letter(s) of Transmittal, with any required signature guarantee(s) and any other required documents, all within three (3) business days after the date hereof.

Name of Firm:

AUTHORIZED SIGNATURE

Name:
(PLEASE PRINT)

Address:
City, State, Zip Code:

Title:

Area Code and Telephone Number:

Dated: ________________________, 2005

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